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                                                                  Exhibit 3.2













                                     BY-LAWS

                                       OF

                            REYNARD MOTORSPORT, INC.



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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


1. OFFICES.....................................................................1
         1.1 Registered Office.................................................1
         1.2 Other Offices.....................................................1


2. MEETINGS OF STOCKHOLDERS....................................................1
         2.1 Place of Meetings.................................................1
         2.2 Annual Meetings...................................................1
         2.3 Special Meetings..................................................1
         2.4 Notice of Meetings................................................2
         2.5 Procedures for Proposing Consideration of Business................2
         2.6 Quorum............................................................2
         2.7 Adjournment.......................................................3
         2.8 Vote Required.....................................................3
         2.9 Voting Rights.....................................................3
         2.10 Proxies..........................................................4
         2.11 List of Stockholders.............................................4
         2.12 Organization of Meetings.........................................4
         2.13 Inspectors.......................................................5


3. DIRECTORS...................................................................5
         3.1 Number, Election, Term and Qualifications.........................5
         3.2 Power and Authority...............................................7
         3.3 Vacancies and Newly Created Directorships.........................7
         3.4 Nominations for Election as a Director............................7
         3.5 Resignation.......................................................8
         3.6 Removal...........................................................8
         3.7 Place of Meetings.................................................8
         3.8 Regular Meetings..................................................9
         3.9 Special Meetings..................................................9
         3.10 Quorum; Vote Required............................................9
         3.11 Telephonic Meetings..............................................9
         3.12 Organization....................................................10
         3.13 Action Without Meeting..........................................10
         3.14 Committees......................................................10
         3.15 Compensation....................................................11



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4. NOTICES....................................................................11
         4.1 Form of Notice...................................................11
         4.2 Waiver of Notice.................................................11
         4.3 Undeliverable Notices............................................12


5. OFFICERS...................................................................12
         5.1 Officers.........................................................12
         5.2 Term.............................................................12
         5.3 Officers Appointed by the President..............................12
         5.4 Compensation.....................................................13
         5.5 Removal and Vacancies............................................13
         5.6 Resignations.....................................................13
         5.7 Chairman of the Board............................................13
         5.8 President........................................................13
         5.9 Vice President...................................................14
         5.10 Secretary.......................................................14
         5.11 Assistant Secretary.............................................14
         5.12 Treasurer.......................................................14
         5.13 Assistant Treasurer.............................................15
         5.14 Additional Officers and Agents..................................15
         5.15 Delegation of Authority.........................................15
         5.16 Voting of Securities Owned by This Corporation..................15


6. STOCK AND STOCKHOLDERS.....................................................16
         6.1 Certificates.....................................................16
         6.2 Lost, Stolen or Destroyed Certificates...........................17
         6.3 Transfers of Shares..............................................17
         6.4 Fixing Record Date...............................................17
         6.5 Registered Stockholders..........................................18
         6.6 Transfer Agent and Registrar.....................................18


7. DIVIDENDS..................................................................18
         7.1 Declaration......................................................18
         7.2 Reserve..........................................................18


8. INDEMNIFICATION............................................................19
         8.1 Right to Indemnification.........................................19
         8.2 Right to Advance of Expenses.....................................19
         8.3 Right of Indemnitee to Bring Suit................................19
         8.4 Non-Exclusivity of Rights........................................20
         8.5 Insurance........................................................20
         8.6 Indemnification of Employees and Agents of the Corporation.......20


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         8.7 Survival of Indemnification Rights...............................20
         8.8 Certain Definitions..............................................20
         8.9 Amendment or Repeal..............................................21


9. MISCELLANEOUS..............................................................21
         9.1 Loans to Officers................................................21
         9.2 Checks...........................................................21
         9.3 Fiscal Year......................................................21
         9.4 Seal.............................................................21
         9.5 Certificate of Incorporation.....................................21


10. AMENDMENTS................................................................22


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                                     BY-LAWS

                                       OF

                            REYNARD MOTORSPORT, INC.


1. OFFICES

         1.1 REGISTERED OFFICE.

         The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         1.2 OTHER OFFICES.

         The Corporation may also have offices at such other places, both within and without the State of Delaware and within and without the United States of America, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

2. MEETINGS OF STOCKHOLDERS

         2.1 PLACE OF MEETINGS.

         Each meeting of the stockholders of the Corporation shall be held at the principal offices of the Corporation, or at such other place, either within or without the State of Delaware and within and without the United States of America, and on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in the waiver of notice thereof.

         2.2 ANNUAL MEETINGS.

         An annual meeting of the stockholders of the Corporation, for the purpose of the election of directors and for such other business as shall be properly brought before the meeting, shall be held each calendar year, commencing in 1999, on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in the waiver of notice thereof.

         2.3 SPECIAL MEETINGS.

         Except as otherwise provided by the General Corporation Law of the State of Delaware as it may from time to time be amended ("Delaware Law"), the Certificate of Incorporation of the Corporation as it may be from time to time be amended or restated ("Certificate of Incorporation") or these bylaws, special meetings of the stockholders of the Corporation may be


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called, for any purpose or purposes, by (i) the Chairman of the Board (if any),
(ii) the President, or (iii) the Board of Directors. Such special meetings may not be called by any other person or persons. A special meeting of the stockholders so called shall be held at such place, on such date, and at such time as is designated by the Board of Directors and stated in the notice of the meeting or in the waiver of notice. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         2.4 NOTICE OF MEETINGS.

         Except as otherwise provided by Delaware Law, the Certificate of Incorporation, or these bylaws, written notice of each meeting of the stockholders stating the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, which notice may be delivered either personally or by mail. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of the stockholders may be waived in a writing signed by the stockholders waiving notice, either before or after such meeting and, to the extent permitted by Delaware Law, will be deemed to be waived by any stockholder who is present, in person or by proxy, at such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         2.5 PROCEDURES FOR PROPOSING CONSIDERATION OF BUSINESS.

         Unless proposed by a majority of the Board of Directors, no business shall be eligible for consideration at annual or special meetings of stockholders unless a written statement setting forth the business and the purpose therefor is delivered to the Board of Directors on a timely basis. To be timely, a stockholder's written statement shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to business to be considered at the annual meeting of the stockholders of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, and
(ii) with respect to business to be considered at a special meeting of stockholders of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 2.4 or public disclosure of the date of the special meeting was made, whichever first occurs.

         2.6 QUORUM.

         The presence, in person or by proxy, at any meeting of the stockholders of the holders of not less than a majority of the outstanding shares entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business, except as otherwise provided by


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Delaware Law, the Certificate of Incorporation or these bylaws. In the absence of a quorum at any meeting of the stockholders, either the chairman of the meeting or the holders of a majority of the outstanding shares present, in person or by proxy, and entitled to vote thereat, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         2.7 ADJOURNMENT.

         Any meeting of stockholders, whether or not a quorum is present, may be adjourned from time to time, either by the chairman of the meeting or by the vote of holders of sixty-seven percent (67%) of the outstanding shares present, in person or by proxy, and entitled to vote thereat, to reconvene at the same or some other place, and notice need not be given of the time and place of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         2.8 VOTE REQUIRED.

         Except as otherwise required by Delaware Law, the Certificate of Incorporation or these bylaws, at any meeting for the election of directors at which a quorum is present, the candidates receiving the greatest number of votes shall be elected as directors. All other matters submitted to the stockholders at any meeting at which a quorum is present shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote and present, in person or by proxy, at the meeting unless the matter is one upon which a different vote is required by express provision of Delaware Law, the Certificate of Incorporation or these bylaws, in which case such express provision shall govern and control the vote required on such matter. Where a separate vote by class or series is required, except as otherwise provided by Delaware Law, the Certificate of Incorporation or these bylaws, a majority of the outstanding shares of such class or series, present, in person or by proxy, at the meeting shall constitute a quorum entitled to take action with respect to that vote on that matter and, except as otherwise provided by Delaware Law, the Certificate of Incorporation or these bylaws, the affirmative vote of the majority (or plurality, in the case of the election of directors) of the votes cast by the holders of shares of such class or classes or series shall be the act of such class or series.

         2.9 VOTING RIGHTS.

         Except as otherwise provided by Delaware Law, the Certificate of Incorporation or these bylaws, each stockholder in whose name shares stand on the stock records of the Corporation as


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of the record date, as provided in Section 6.4 of these bylaws, shall at each meeting of the stockholders be entitled to one vote for each share held by such stockholder as of the record date.

         2.10 PROXIES.

         Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy may be granted by a writing executed by the stockholder or its authorized officer, director, employee or agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware Law, as it may be amended from time to time. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.

         2.11 LIST OF STOCKHOLDERS.

         The Secretary or other officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.12 ORGANIZATION OF MEETINGS.

(a) At each meeting of stockholders, the Chairman of the Board, or, if a Chairman of the Board has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by the holders of a majority of the outstanding shares present, in person or by proxy, at the meeting and entitled to vote thereat shall act as chairman of the meeting. The Secretary, or, in his absence, an Assistant Secretary or, if an Assistant Secretary has not been appointed or is absent, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.



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(b)      The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of the stockholders as it shall deem necessary, convenient or desirable. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, convenient or desirable for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

         2.13 INSPECTORS.

         The Board of Directors by resolutions or the President or Chairman of the Board, in advance of any stockholder meeting, shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meeting of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

3. DIRECTORS

         3.1 NUMBER, ELECTION, TERM AND QUALIFICATIONS.

         Except as otherwise provided in the Certificate of Incorporation, the authorized number of directors of the Corporation shall be fixed or changed from time to time and at any time exclusively by resolution adopted by the Board of Directors. Unless otherwise fixed by the Board of Directors, the authorized number of directors of the Corporation shall be [5]. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director. The directors, other than the initial directors either named in the Certificate of Incorporation or elected by the incorporators, shall be elected at the annual meeting of the stockholders, except as provided in
Section 3.3 hereof. If, for any reason, the directors shall not have been elected at an annual meeting of the stockholders, they may be elected as soon



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thereafter as convenient at a special meeting of the stockholders called for that purpose. Directors need not be stockholders, residents of the State of Delaware or residents of the United States.



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         3.2 POWER AND AUTHORITY.

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have and may exercise all the powers of the Corporation and do all such lawful acts and things as are not by Delaware Law, the Certificate of Incorporation or these bylaws directed or required to be exercised or done by the stockholders.

         3.3 VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

         Vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the director replaced and until such director's successor is duly elected and qualified, or until his earlier death, resignation or removal, or for directors elected in response to a increase in the authorized number, until such director's successor is duly elected and qualified, or until his earlier death, resignation or removal. If at any time there are no directors in office, then an election of directors may be held in the manner provided by Delaware Law.

         3.4 NOMINATIONS FOR ELECTION AS A DIRECTOR.

         Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election by stockholders as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.4, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.4. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's written statement shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation, and (ii) with respect to an election to be held at a special meeting of stockholders of the Corporation for the election of directors, not later than the close of business on the tenth
(10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 2.4 or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a



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nominee and to serve as a director if elected), and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of voting stock of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. In the event that a person is validly designated as a nominee to the Board of Directors in accordance with the procedures set forth in this Section 3.4 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Other than directors chosen pursuant to the provisions of Sections 3.1 or 3.3, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.4. The presiding officer of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.4, a stockholder shall also comply with all applicable requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 3.4.

         3.5 RESIGNATION.

         Any director may resign at any time by delivering his written resignation to the Corporation, such resignation to be effective at the time specified therein or, if no such specification is made, immediately upon its receipt by the Corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

         3.6 REMOVAL.

         Unless otherwise provided by Delaware Law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed from office only for cause and only by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote at an election of directors.

         3.7 PLACE OF MEETINGS.

         The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware or within or without the United States of America.



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         3.8 REGULAR MEETINGS.

         A regular meeting of the Board of Directors shall be held immediately following the adjournment of each annual meeting of stockholders at which directors are elected, and at the same place, unless a majority of the directors then elected and serving change such time or place, and notice of such meeting need not be given (unless the time or place is so changed). Additional regular meetings of the Board of Directors may be held at such other times and places as may from time to time be determined by resolution by the Board of Directors, and notice of any such additional regular meetings need not be given.

         3.9 SPECIAL MEETINGS.

         Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President or any two (2) directors, and shall be held at such time and place as shall be stated in the notice of the meeting. Notice of any special meeting shall be given in person or by facsimile, telephone, electronic mail, hand delivery, telecopy or other similar method involving immediate receipt, at least twenty-four (24) hours before the meeting or by mail at least three (3) days prior to the meeting. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, when delivered by expedited delivery service or when transmitted if sent by facsimile, telecopy or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notice of any meeting may be waived in a writing signed by any director at any time before or after the meeting and will be deemed automatically waived by any director who attends such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         3.10 QUORUM; VOTE REQUIRED.

         Except as otherwise provided in the Certificate of Incorporation, at all meetings of the Board of Directors, the presence of a majority of the directors in office shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by Delaware Law, the Certificate of Incorporation or these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         3.11 TELEPHONIC MEETINGS.

         Unless otherwise provided in the Certificate of Incorporation, any member of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting



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can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         3.12 ORGANIZATION.

         At each meeting of the Board of Directors, the Chairman of the Board, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary or another person appointed by the chairman of the meeting, shall act as secretary of the meeting. At each meeting of the Board of Directors, the chairman of the meeting shall establish the order of business of and the procedures at the meeting, subject to the Board of Directors determination.

         3.13 ACTION WITHOUT MEETING.

         Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of the committee, as the case may be, consent thereto in a writing or writings, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or of the committee.

         3.14 COMMITTEES.

         The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors unless otherwise restricted by Delaware Law, the Certificate of Incorporation or these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors when required.

         Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the Delaware Law, fix the designations and any of the



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preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or to amend the bylaws of the Corporation. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Law, unless the resolution or resolutions designating such committee expressly so provides.

         3.15 COMPENSATION.

         Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors and may in addition be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be paid compensation and reasonable expenses for attending committee meetings.

4. NOTICES

         4.1 FORM OF NOTICE.

         Whenever, under any provision of Delaware Law, the Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder and no provision is made as to how such notice shall be given, it shall not be construed to mean solely personal notice, but such notice may be given in writing, (i) by mail, postage prepaid, addressed to such director or stockholder, at his address as it appears on the books or, in the case of a stockholder, the stock transfer records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, (ii) by overnight courier service, and such notice shall be deemed to be given the day following the day it is delivered to such service with all charges prepaid, (iii) by facsimile, telecopy, telegram or similar means, and such notice shall be deemed to be given the day it is transmitted with all charges prepaid, or (iv) by any other method permitted by law, such notice to be deemed to be given when received by the director or stockholder.

         4.2 WAIVER OF NOTICE.

         Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of Delaware Law, the Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to receive such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of notice to such person or persons. Attendance of a stockholder, director or committee member at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         4.3 UNDELIVERABLE NOTICES.

         The giving of any notice required under any provision of Delaware Law, the Certificate of Incorporation or these bylaws shall not be required to be given to any stockholder to whom (i) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such stockholder during the period between such two
(2) consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve
(12) month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable. If any such stockholder shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such stockholder shall be reinstated.

5. OFFICERS

         5.1 OFFICERS.

         The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5, shall be elected or appointed by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may also elect or appoint a Chairman of the Board (who must be a director), a Chief Executive Officer, a Chief Financial Officer, a Principal Accounting Officer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, convenient or desirable. Any number of offices may be held by the same person, unless prohibited by Delaware Law, the Certificate of Incorporation or these bylaws. None of the officers of the Corporation, other than a Chairman of the Board, need be a director.

         5.2 TERM.

         Each officer of the Corporation shall hold office at the pleasure of the Board of Directors, or until his successor is elected or appointed and qualified, or until his earlier death, resignation or removal.

         5.3 OFFICERS APPOINTED BY THE PRESIDENT.

         The Board of Directors may empower the President to appoint such officers as the business of the Corporation may require.

         5.4 COMPENSATION.

         The compensation of all officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

         5.5 REMOVAL AND VACANCIES.

         Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors and any officer appointed by the President may be removed at any time with or without cause by the President, but any such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors, or to the extent allowed by the Board of Directors pursuant to Section 5.3, by the President.

         5.6 RESIGNATIONS.

         Any officer may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the contractual rights, if any, of the Corporation with the resigning officer.

         5.7 CHAIRMAN OF THE BOARD.

         The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he is present, and shall have and perform such other duties as may from time to time be assigned by the Board of Directors.

         5.8 PRESIDENT/CHIEF EXECUTIVE OFFICER.

         The President shall be the chief executive officer of the Corporation and may be known as the Chief Executive Officer. The Chief Executive Officer shall have all powers and duties of the President if there is no President. For the purposes of these bylaws, references to the President shall also refer to the Chief Executive Officer. The President or Chief Executive Officer shall preside at all meetings of the stockholders unless a Chairman of the Board has been appointed and is present, and the President or Chief Executive Officer shall have general and active management of the business, affairs, officers, employees and agents of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President or Chief Executive Officer shall have general authority to execute bonds, deeds, mortgages, contracts and other documents and instruments in the name and on behalf of the Corporation, except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President or Chief Executive Officer shall perform such other duties and have such other powers as are commonly incident to his office or may from time to time be assigned by the Board of Directors.

         5.9 VICE PRESIDENT.

         In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any, or in the event there is more than one (1) Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties commonly incident to his office and shall also perform such other duties and have such other powers as may from time to time be assigned by the Board of Directors or the President.

         5.10 SECRETARY.

         The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the actions and proceedings of such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. Except as otherwise provided in these bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of all special meetings of the Board of Directors and of all committees that require notice. The Secretary shall perform such other duties and have such other powers as are commonly incident to his office and as may from time to time be assigned by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation, if any, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to affixing by his signature.

         5.11 ASSISTANT SECRETARY.

         The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, then in the order of their election or appointment, shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be assigned by the Board of Directors or the President.

         5.12 TREASURER.

         The Treasurer shall have the custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the

Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors otherwise so requires, an account of all his transactions as Treasurer and of the financial condition and results of operations of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform other duties and have such other powers as are commonly incident to his office and as may from time to time be assigned by the Board of Directors or the President. Any of the powers or duties of the Treasurer may be assigned to a Chief Financial Officer or Principal Accounting Officer appointed by the Board of Directors.

         5.13 ASSISTANT TREASURER.

         The Assistant Treasurer, if any, or if there shall be more than one
(1), the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, then in the order of their election or appointment, shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be assigned from time to time by the Board of Directors or the President.

         5.14 ADDITIONAL OFFICERS AND AGENTS.

         The Board of Directors may appoint such other officers and agents as it shall deem necessary, convenient or desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be designated from time to time by the Board of Directors.

         5.15 DELEGATION OF AUTHORITY.

         The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provisions hereof.

         5.16 VOTING OF SECURITIES OWNED BY THIS CORPORATION.

         Subject always to the specific directions of the Board of Directors,
(i) any shares or other securities issued by any other entity and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other entity by the Chairman of the Board or President of this Corporation if either is present at such meeting, or in their absence by the Treasurer of this Corporation if he is present at such meeting, and (ii) whenever, in the judgment of the Chairman of the Board or President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other entity and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chairman of the Board or President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President and Chairman of the Board are unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other entity and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

6. STOCK AND STOCKHOLDERS

         6.1 CERTIFICATES.

         Every stockholder shall be entitled to receive a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares of stock of the Corporation owned by him. Any or all of the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. However, as provided in Section 158 of the Delaware Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertified shares.

         If the Corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the Delaware Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         6.2 LOST, STOLEN OR DESTROYED CERTIFICATES.

         The Corporation may issue a new certificate or certificates or uncertificated shares of stock of the Corporation in place of any certificate or certificates theretofore issued by the Corporation alleged by the owner thereof to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When issuing such new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such form, and in such sum as, it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

         6.3 TRANSFERS OF SHARES.

         Shares of stock of the Corporation shall only be transferable upon the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that if the certificate contains any legend or other statement restricting or otherwise providing any condition on transfers of the shares represented thereby, the Corporation or the transfer agent of the Corporation shall effect such transfer only upon the terms of such legend or other statement and only if the Corporation or the transfer agent of the Corporation is satisfied, in its sole discretion, that all conditions to transfer have been satisfied. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

         6.4 FIXING RECORD DATE.

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to consent to corporate action in writing, without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may by resolution fix, in advance, a record date that does not precede the date upon which the resolution fixing such record date was adopted, and with respect to stockholder meetings, is not more than sixty (60) nor less than ten (10) days prior to the date of such meeting, and with respect to other actions is not more than sixty
(60) days prior to any such other action. If no record date is fixed by the Board of Directors, the record date for all purposes shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto, except as otherwise required by Delaware Law, the Certificate of Incorporation or these bylaws. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         6.5 REGISTERED STOCKHOLDERS.

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Delaware Law.

         6.6 TRANSFER AGENT AND REGISTRAR.

         The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

7. DIVIDENDS

         7.1 DECLARATION.

         Dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting, subject to Delaware Law and the Certificate of Incorporation. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of Delaware Law and the Certificate of Incorporation.

         7.2 RESERVE.

         Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall deem in the best interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

8. INDEMNIFICATION

         8.1 RIGHT TO INDEMNIFICATION.

         Except as and to the extent otherwise provided in the Certificate of Incorporation, the Corporation shall indemnify its directors and officers in accordance with, and to the fullest extent not prohibited by, the Delaware Law, subject to individual contractual arrangements between the Corporation and any such persons.

         8.2 RIGHT TO ADVANCE OF EXPENSES.

         The indemnification rights in Sections 8.1 and 8.6 of these bylaws shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by an indemnitee in defending any such proceeding in advance of its final disposition (hereinafter, an "advancement of expenses"); provided, however, that, if the Delaware Law requires, an advancement of expenses shall be made only upon receipt by the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (hereinafter, a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

         8.3 RIGHT OF INDEMNITEE TO BRING SUIT.

         If a claim under Section 8.1, 8.2 or 8.6 of these bylaws is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful, in whole or in part, in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also for the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses based upon applicable standard for indemnification set forth in the Delaware Law. Neither the failure of the Corporation (by its Board of Directors, a committee of the Board, independent legal counsel or its stockholders with respect to a person who is an officer at the time of such determination) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (by its Board of Directors, a committee of the Board, independent legal counsel or its stockholders with respect to a person who is an officer at the time of such determination) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 8 or otherwise shall be on the Corporation.

         8.4 NON-EXCLUSIVITY OF RIGHTS.

         The rights to indemnification and to the advancement of expenses conferred in this Article 8 shall not be deemed exclusive of any other rights to which any person may be entitled under Delaware Law, any other law, the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         8.5 INSURANCE.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was an indemnitee against any liability asserted against such person and incurred by such person in any capacity, as an indemnitee, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Delaware Law.

         8.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent (other than directors and officers) of the Corporation to the fullest extent of the provisions of this Article 8 with respect to the indemnification of directors and officers of the Corporation.

         8.7 SURVIVAL OF INDEMNIFICATION RIGHTS.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         8.8 CERTAIN DEFINITIONS.

         For purposes of this Article 8, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article 8 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         8.9 AMENDMENT OR REPEAL.

         Any amendment, repeal or other modification of any of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification

9.  MISCELLANEOUS

         9.1 LOANS TO OFFICERS.

         The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a director of the Corporation or its subsidiaries whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in these bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at law.

         9.2 CHECKS.

         All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         9.3 FISCAL YEAR.

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         9.4 SEAL.

         The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         9.5 CERTIFICATE OF INCORPORATION.

         To the extent of any inconsistency between these bylaws and the Certificate of Incorporation, the terms and provisions of the Certificate of Incorporation shall control for all purposes.

10. AMENDMENTS

         The Board of Directors and the stockholders of the Corporation shall have the power to make, alter, amend and repeal any or all of the provisions of these bylaws to the extent and upon the terms set forth in Article Ninth of the Certificate of Incorporation.